Exhibit 99.1

       HAMPTON ROADS BANKSHARES REPORTS ASSETS GROW 20% IN LAST 12 MONTHS
               AND NET INCOME INCREASES 36% IN FIRST HALF OF 2005

    CHESAPEAKE, Va., July 13 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, today announced its financial results through the second quarter of 2005. For the six months ended June 30, 2005, the Company earned a record $2.5 million or $0.30 per diluted share, an increase of 36% over the comparable period in 2004. For the quarter ended June 30, 2005, the Company earned $1.3 million or $0.16 per diluted share. In the second quarter of 2004, net income was $688 thousand, or $0.08 per diluted share. Second quarter earnings in 2005 surpassed the Company's record-breaking first quarter by 8%, making it the most profitable quarter in its eighteen year history.

    The Company's profitability ratios reflect its earnings strength and efficiency. Return on average assets for the first half of the year was 1.37% and return on average equity was 11.51%. For the second quarter of 2005, the ratios were 1.38% and 11.68%, respectively.

    Earnings growth in both the first half and second quarter of 2005 was driven by loan growth in a rising interest rate environment. Total loans increased 27%, or $63 million, from twelve months ago to a record $297 million. The substantial loan growth and an increase in the net interest margin contributed to a 29% increase in net interest income in the first half of 2005 over the comparable period in 2004. Net interest margin for the six months ended June 30, 2005 was 5.04%, up 55 basis points over the comparable period in 2004. In the second quarter, net interest income increased 32% in 2005, and the net interest margin rose to 5.09% from 4.51% in the second quarter of 2004.

    Total assets as of June 30, 2005, were a record $388 million, an increase of 20% over June 30, 2004. Total deposits increased 18%, or $47 million, from June 30, 2004, to end the quarter at a record $309 million.

    In addition to growth in net interest income, the comparison of earnings for the second quarter of 2005 and 2004 was impacted by a provision for loan losses related to a specific loan in the amount of $500,000 in the second quarter of 2004. Excluding the effect of this provision, the second quarter net income in 2005 was 28% higher than the comparable amount in 2004.

    Earlier this year, Hampton Roads Bankshares announced its plans to open a Norfolk headquarters in the Dominion Tower in downtown Norfolk. The Company will occupy 24,000 square feet of space in the building, which will include a full-service branch and ATM on the first floor. It is scheduled to open on August 16, 2005. The Company plans to file for regulatory approval to make this location its corporate headquarters. The facility will become the cornerstone of the Bank's operations accommodating many of its executive offices as well as the Accounting, Branch Administration, Compliance, Human Resources, Internal Audit, Marketing, Risk Management, Security, and Shareholder Relations departments.

    Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR. Bank of Hampton Roads has been in business since 1987 and operates locations throughout the cities of Chesapeake, Virginia Beach, Norfolk and Suffolk. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.

                         Hampton Roads Bankshares, Inc.
                              Financial Highlights
                                    Unaudited

                                       Three Months Ended                   Six Months Ended
                                 -------------------------------     -------------------------------
                                   June 30,          June 30,          June 30,          June 30,
                                     2005              2004              2005              2004
                                 -------------     -------------     -------------     -------------
    Operating Results
Interest income                  $   5,902,209     $   4,321,230     $  11,214,312     $   8,532,388
Interest expense                     1,432,015           944,327         2,696,959         1,936,897
Net interest income                  4,470,194         3,376,903         8,517,353         6,595,491
Provision for loan
 losses                                162,000           599,000           309,000           683,000
Noninterest income                     770,588           910,435         1,680,941         2,163,335
Noninterest expense                  3,086,284         2,626,673         6,067,420         5,259,849
Income before taxes                  1,992,498         1,061,665         3,821,874         2,815,977
Income taxes                           687,566           374,101         1,312,693           970,567
Net income                       $   1,304,932     $     687,564     $   2,509,181     $   1,845,410

Earnings per share:
  Basic                          $        0.16     $        0.09     $        0.31     $        0.23
  Diluted                                 0.16              0.08              0.30              0.22
Book value per share                      5.56              5.21              5.56              5.21

    Balance Sheet at
      Period-End
Total loans                      $ 296,768,545     $ 233,391,298     $ 296,768,545     $ 233,391,298
Total securities                    50,581,543        62,418,667        50,581,543        62,418,667
Total deposits                     308,955,742       262,227,595       308,955,742       262,227,595
Other borrowings                    30,500,000        17,500,000        30,500,000        17,500,000
Shareholders' equity                44,899,497        41,552,357        44,899,497        41,552,357
Total assets                       388,433,191       324,277,383       388,433,191       324,277,383

    Daily Averages
Total loans                      $ 293,025,049     $ 226,373,008     $ 288,341,128     $ 219,842,516
Total securities                    46,112,153        67,616,830        42,812,246        65,410,644
Total deposits                     298,695,432       262,062,025       288,461,563       257,941,789
Other borrowings                    31,076,923        16,956,044        31,394,392        16,293,132
Shareholders' equity                44,816,347        42,064,404        43,974,522        41,665,987
Interest-earning
 assets                            352,302,521       300,944,288       341,034,664       295,900,625
Interest-bearing
 liabilities                       235,191,086       195,040,920       225,393,743       195,658,142
Total assets                       379,063,126       325,081,603       368,441,657       319,535,500

   Financial Ratios
Return on average
 assets                                   1.38%             0.85%             1.37%             1.16%
Return on average
 equity                                  11.68%             6.57%            11.51%             8.89%
Net interest margin                       5.09%             4.51%             5.04%             4.49%
Efficiency ratio                         58.89%            61.27%            59.49%            60.05%

  Allowance for Loan
       Losses
Beginning balance                $   3,180,195     $   2,893,681     $   3,070,600     $   2,948,011
Provision for losses                   162,000           599,000           309,000           683,000
Charge-offs                             (2,003)          (35,647)          (50,035)         (191,421)
Recoveries                               7,943            27,195            18,570            44,639
Ending balance                       3,348,135         3,484,229         3,348,135         3,484,229

 Nonperforming Assets
Nonaccrual loans                 $   1,872,772     $     737,324     $   1,872,772     $     737,324
Loans 90 days past due
 and still accruing
 interest                               63,805            64,086            63,805            64,086
Other real estate
 owned                                       -                 -                 -                 -
Total nonperforming
 assets                              1,936,577           801,410         1,936,577           801,410

  Asset Quality Ratios
Nonperforming assets
 to total assets                          0.50%             0.25%             0.50%             0.25%
Allowance for loan
 losses to total loans                    1.13%             1.49%             1.13%             1.49%
Allowance for loan
 losses to
 nonperforming assets                   172.89%           434.76%           172.89%           434.76%

    This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology evolving banking industry standards.

CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000/Web site:  http://www.bankofhamptonroads.com /

_